Item 23. (b)
                                                           Other Exhibits (b)

                    DREYFUS PREMIER MUNICIPAL BOND FUND

                     Certificate of Assistant Secretary

     The undersigned, Stephanie Pierce, Vice President, Assistant Treasurer and Assistant Secretary of Dreyfus Premier Municipal Bond Fund (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelly, Kathleen K. Morrisey, Stephanie Pierce, Karen Jacoppo-Wood and Elba Vasquez on behalf of the proper officers of the Fund pursuant to a power of attorney:

               RESOLVED, that the Registration Statement and any and all amendments and supplements thereto, may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas G. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Karen Jacoppo-Wood and Elba Vasquez as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved, and that such attorneys-in-fact, and each of them, shall have the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on June 28, 1999.


                                                  /s/ Stephanie Pierce
                                                  -------------------------
                                                  Stephanie Pierce
                                                  Vice President, Assistant
                                                  Treasurer and Assistant
                                                  Secretary